Exhibit 10.27

TERMINATION OF DEVELOPMENT MANAGEMENT AGREEMENT
(CANDLESTICK POINT MIXED-USE PROJECT)

This TERMINATION OF DEVELOPMENT MANAGEMENT AGREEMENT (CANDLESTICK POINT MIXED-USE PROJECT) (this “Termination”) dated as of February 13, 2019 (the “Termination Effective Date”), is made by and between CPHP DEVELOPMENT, LLC, a Delaware limited liability company (“CPHP”), and THE NEWHALL LAND AND FARMING COMPANY, LLC, a Delaware limited liability company (“Manager”).
RECITALS
A.CPHP and Manager have entered into that certain Development Management Agreement (Candlestick Point Mixed-Use Project), dated as of July 2, 2016 (the “Agreement”), in connection with Manager’s provision of certain management services to CPHP with respect to CPHP’s development of certain properties in the Mixed-Use Project located in the City and County of San Francisco, California, all as more particularly set forth in the Agreement. Any capitalized term set forth but not defined herein shall have the meaning ascribed to such term in the Agreement.

B.Five Point Operating Company, LP, a Delaware limited partnership (successor to Five Point Operating Company, LLC, a Delaware limited liability company) and Affiliate of Manager (“Guarantor”), has provided a Guaranty Agreement (Development Management Agreement - Candlestick Point Mixed-Use Project), dated as of July 2, 2016 (the “Guaranty”), in favor of CPHP pursuant to which Guarantor guaranties the performance and completion by Manager of certain of Manager’s obligations under the Agreement, as more particularly set forth in the Guaranty.

C.CPHP and Manager desire to terminate the Agreement and amend the Guaranty on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, in consideration of the mutual undertakings and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CPHP and Manager agree as follows:
1.Termination of the Agreement. The Parties hereby terminate the Agreement as of the Termination Effective Date. Upon Manager’s completion of Manager’s post-termination obligations pursuant to section 6.4 of the Agreement, the Parties shall have no further obligations or liabilities to each other under the Agreement except for the rights and obligations set forth in (a) section 3.4 and article 7 of the Agreement, in each instance only to the extent rights or obligations under section 3.4 and/or article 7 of the Agreement arose or relate to the period prior to the Termination Effective Date and (b) section 12.15 of the Agreement.
2.Amendment of the Guaranty. Each of Guarantor and Manager agrees that the Guaranty shall be deemed to have been amended so that the Obligations (as defined in the Guaranty)

guaranteed by Guarantor are the obligations of Manager as amended and terminated by this Agreement.
3.No Conflicts. In the event of any conflict or inconsistency between any provision of this Termination and any provision of the Agreement or the Guaranty, this Termination shall govern and control.
4.Counterparts. This Termination may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute one and the same instrument. This Termination shall become effective when the Parties have duly executed and delivered signature pages of this Termination to each other. Delivery of this Termination may be effectuated by hand delivery, mail, overnight courier or electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication). Any signatures (including electronic signatures) delivered by electronic communication shall have the same legal effect as physically delivered original signatures.
5.Authority. Manager and CPHP each represent and warrant that (a) it has full right and authority to enter into and perform this Termination; (b) each person signing this Termination for it is authorized to so sign; (c) the execution, consent or acknowledgment of no other Person is necessary in order to validate its entry into and performance of this Termination; (d) its entry into and performance of this Termination does not violate any written agreement binding on it; and (e) this Termination is a legal, valid, binding and enforceable obligation of it.
6.Governing Law. This Termination shall be governed and construed under the laws of the State of California without regard to its conflict of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed as of the Termination Effective Date.

CPHP:	CPHP DEVELOPMENT, LLC, a Delaware limited liability company
	By:	UST Lennar HW SCALA SF Joint Venture,
a Delaware general partnership,
its managing member

	By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	President

MANAGER:	THE NEWHALL LAND AND FARMING COMPANY, LLC,
a Delaware limited liability company

	By:	/s/ Emile Haddad
	Name:	Emile Haddad
	Title:	President & Chief Executive Officer

	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Vice President

Agreed and Accepted:
GUARANTOR:

FIVE POINT OPERATING COMPANY, LP,
a Delaware limited partnership

	By:	/s/ Emile Haddad
	Name:	Emile Haddad
	Title:	President & Chief Executive Officer

	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Vice President